SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 22, 2007

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 683-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities.

On March 22, 2007, in connection with the Fourth Amendment (the “Amendment”) to that certain Amended and Restated License Agreement between The Johns Hopkins University (“JHU”) and EXACT Sciences Corporation (the “Company”) dated March 24, 2003, as amended, the Company issued to JHU 56,675 unregistered shares of the Company’s common stock, $.01 par value per share (the “Common Stock”).  The aggregate offering price in connection with the license fee was approximately $158,125.  The Amendment provides that the license fee due from the Company to JHU for the six month period ended December 31, 2006 may be paid in unregistered shares of Common Stock instead of cash.

The shares of Common Stock were offered and sold only to JHU in reliance on Section 4(2) of the Securities Act of 1933, as amended.  The shares of Common Stock sold in the private placement have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

March 23, 2007	By:	/s/ Jeffrey R. Luber
Jeffrey R. Luber
Senior Vice President, Chief Financial Officer, General Counsel, Treasurer, and Secretary